Private and confidential. This page and its content is incomplete, under development and subject to change and may not be forwarded or re-distributed. Please refer to netcapital.com for information and to invest.

Power Hero

Power Hero's personal EV charging solutions leverage existing infrastructure to create an ecosystem of convenient, cost-effective, & connected charging options. Our patented technology enables everyone, including over 100M apartment residents in the US, to fast charge their vehicles without waiting.


Power Hero ™
Charge Everywhere

Invest

$200 minimum investment

DEADLINE: September 15, 2023

in 19 days

SHARE PRICE

$1

TOTAL RAISED

$250,337

VALUATION

$14,799,144

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION


Power Hero is on a mission to enable EV charging, *anywhere*

With Power Hero, over 1.7M electric vehicle (EV) drivers can enjoy fast charging options wherever and whenever they need them. We're at the forefront of the massive $500.4B global EV market, growing at a remarkable 17.8% compounded annual growth rate (CAGR).

As the world shifts towards electric power to combat climate change and the deterioration of our planet, Power Hero plays a pivotal role in **shaping a sustainable future.**

Currently, there is a dire gap between the growing number of EVs on the road and the availability of convenient charging solutions.

PROBLEM

Access to EV charging is scarce, costly & fragmented

Unlike gas stations, charging infrastructure for EVs is not yet widespread, leading to long queues at existing charging locations. This limited **accessibility presents a giant hurdle** to the transition to electric power, deterring some drivers from switching to EVs.

Limited available public charging stations to keep up with demand

Expensive charging infrastructure prohibits development

No viable charging options accessible to apartment residents

Moreover, for the 100M+ Americans residing in apartments, overnight charging is **simply not viable.** Today's charging options rely on access to adequate electrical infrastructure, and currently it takes several hours to fully charge a vehicle.

For the EV revolution to truly flourish, drivers must be able to plug in their cars at home (including apartments and other detached dwellings) and at work, just as they would charge their phones, AND get the charge they need quickly.

Without addressing these challenges, **widespread EV adoption may fail**, leading to grave consequences for the future of our planet.

SOLUTION

Power Hero makes personal EV charging convenient, cost-effective, & connected

Introducing a connected system of charging solutions allowing drivers to access power wherever & whenever they need it



Power Hero makes mass EV adoption possible by offering a suite of personal charging solutions, so drivers can charge their EVs conveniently, regardless of where they are.

We leverage existing infrastructure to unlock an ecosystem of accessible EV charging

Power Hero's patented technology leverages existing electrical infrastructure, so anyone - including apartment residents - can charge from home and avoid waiting in line at public stations to access the abundant energy already all around us. Our installations are easily **compatible with any 120V circuit**, requiring no retrofitting. Additionally, all of the charging power is connected to the cloud, ensuring convenient access and usage.

PowerPac™



Enables fast, personal EV charging for apartment residents - no retrofitting required

mPower™



Offers mobile charging for fleets, group functions, or roadside assistance

Cameo™



Connects existing EV chargers allowing them to be reserved and monetized via the cloud

Power Hero enables effective grid management, empowering drivers to charge their vehicles overnight. By promoting off-peak charging, our installations play a crucial role in load balancing on the grid, effectively reducing peak demand pressures.

By reimagining the electric charging infrastructure, Power Hero breaks down the barriers that have hindered the transition to sustainable transportation, making gas-powered cars a thing of the past.


Our patented solutions provide access to energy everywhere you park

Power Hero's comprehensive range of products have been granted **seven patents** that cover various aspects of our technology, including connected charging stations, personal 120V/240V chargers, mobile station charging, and cloud-based charging networks.

With our suite of cutting-edge solutions, Power Hero effectively addresses the challenges faced by all EV drivers. Whether a driver is far from available charging, resides in an apartment building with limited access to power, seeks to avoid a long queue, or even finds themselves stranded without options, **Power Hero has the perfect tailored solution.**


Power Hero
Cameo™
Can connect 1M existing un-networked chargers
Cloud based back-end management
Reserve charging stations
Charger availability in real-time
User-friendly
Transactional processing capabilities
Power Hero™
CAMEO

Cameo™, our initial product, is an adapter that securely attaches to any Level-2 charger and connects to cloud servers. This allows drivers to view the charging status, reserve charging spots, and make payments if needed, providing a reliable solution to manage (or monetize!) their EV charging needs. Similar to how Airbnb allows homeowners to list their properties for short-term rentals, Cameo™ allows EV owners or charging station operators to list their Level-2 chargers for use by other EV drivers.

Power Hero
PowerPac™

Easily installs to any 120V circuit

No electrical infrastructure retrofit needed

Banks power for [illegible] use

Up to 100 miles of daily range (2x of normal 120V)

Off-peak charging and demand response

Ideal for employers, apartments and multi-EV homes



PowerPac™ is our powerful overnight solution designed specifically for apartment residents or multi-EV homes. It can be easily plugged into any available circuit and stores power while the driver is away. While our solutions draw in 120V for power, thanks to our patented technology, they discharge the stored energy as 240V, enabling fast charging. This significantly extends the EV's range to 100 miles per day.

Power Hero
mPower™


Power Hero

Mobile Charging unit

Cloud based back-end management

Can charge multiple EVs

Roadside Assistance

User-friendly

Transactional processing capabilities

Finally, **mPower™** is a mobile charging station that brings power wherever it's needed. It offers roadside assistance for drivers who find themselves stranded without power and it can also be hired for events or used to charge on the go.

We're on track to bring our first product to market in 2024

	Patent	Development	Prototype	Launch
Cameo™ 	✓	✓	✓	Q1 2024
PowerPac™ 	✓	✓	Q1 2024	Q2 2024
mPower™ 	✓	Q4 2024	Q2 2025	Q4 2025

We believe we're poised to capture a significant portion of the massive global EV market

The global EV market is enormous, currently valued at $500.4B and growing at a CAGR of 17.8%. The escalating concerns about climate change have played a significant role in driving the demand for EVs, as the public becomes increasingly aware of the environmental impact of gas-powered cars. Furthermore, government mandates, especially in regions like California, are poised to further accelerate this growth in the coming years, promoting more widespread adoption of EVs.

Power Hero is poised to capture a significant share in this market by addressing all of the challenges associated with EV charging, emerging as a key player in this exponentially growing sector. Our proprietary patented solutions provide a significant advantage in capturing the largest untapped EV charging market of over 100M apartment residents.


We're capitalizing on an untapped opportunity within the $500.4B global EV market
100M
Current US Apartment Residents
17.8% CAGR
Global EV market growth rate
$1.5T
Global EV Market Size by 2030
26.4M
Expected EVs on U.S. roads by 2030

Further, we're uniquely positioned to cater to the needs of **apartment dwellers**, who often **lack access** to reliable personal charging solutions and represent a hugely **underserved segment** in the market. With over 100 million people living in apartments and detached homes with multiple EVs but insufficient circuitry to support simultaneous charging, the opportunity is astronomical.

BUSINESS MODEL


We've partnered with industry leaders & California's most populous counties to fast-track our growth

With public and private partnerships to support our growth, we plan to rapidly increase our footprint across the US.

Power Hero partners with industry leaders like **Verizon** to develop and deliver world-class solutions to the market, while gaining access to their Partner Program's 28M business customers. Through our partnership with **Arrow Electronics**, one of the world's largest electronics component suppliers, we ensure that we maintain best-in-class supply chain and manufacturing practices.


Strategic pilots may drive our geographic expansion with plans to:
Apartment Residents
2027
Roll out globally
5B
100M
2025
Roll across the United States
9.7M
2024
Roll out across California
4.3M
2024
Roll out to Los Angeles & Orange counties
17K
2023-2024
Pilots with 3 cities within the 2 most populous counties in CA

In California, we have already established pilot programs with cities in two of the state's largest counties: Los Angeles (with a population of 9.8 million) and Orange County (with a population of 3.2 million). The pilot initiatives are set to commence in the cities of Seal Beach, La Verne, and Buena Park in Q1 2024.

Our partnerships in just these three cities grant us access to over 17,000 renter-occupied units in the most populous counties in California, putting us in an excellent position to **expand our footprint to the 6 million rental units** in California alone.

Our three-tiered business model may drive significant revenue growth

Our business model consists of:

1. **Hardware Sales**: Sales to government entities, property developers, retailers and car dealerships.
2. **Leasing**: Offering a lease-to-own model primarily for direct-to-consumer sales.
3. **User Subscriptions**: Device subscriptions with power usage, software updates, system set-up, and related services. This subscription model ensures predictable, recurring revenue. Users can include both municipalities who want to scale EV infrastructure and adoption, and EV owners.

With a fresh injection of capital, we may be able to expedite the introduction of our innovative solutions to the market and scale to 67,000 units by 2026.

MARKET

EV Charging is a nascent industry poised for explosive growth

The $500.4B global electric vehicle market has experienced massive growth and is projected to surpass $1.5T by 2030, growing at a whopping 17.8% CAGR.

The **EV charging market** is projected to grow even faster with a 25.5% CAGR.

We believe Power Hero is poised to play a pivotal role in this exploding market by addressing the unmet charging needs of **100 million apartment residents.**

Blink acquired Maryland based SemaConnect for **$200M** (June 2022)

SK Group acquired S. Korea based Signet EV for **$259M** (April 2021)

Shell USA acquired Volta for **$189M** (January 2023)

Power Hero is spearheading the EV revolution, making personal **EV charging accessible anytime and anywhere.**

We're creating a world where mass EV adoption is a reality, so we can create a greener future for generations to come.


Invest in the Future of EV Charging
Power Hero
2105 Foothill Blvd. #B360
La Verne, CA 91750

Join us and own a stake in our success as together, we **lead the charge for EV.**

SUCCESS TO DATE

- World-class team with 10+ exits, including 6 IPOs & a unicorn
- 7 patents granted across EV charging capabilities
- 3 pilots secured in the largest counties in California
- Partnership with Verizon, opening access to 28M business customers
- PowerPac prototype in development & Cameo prototype ready for production
- Significant diversified revenue potential from licensing, hardware sales and subscriptions
- Massive $500.4B global electric vehicle market potential, growing at a 17.8% CAGR
- Cloud-connected products allow for grid management & resiliency

PRESS

- **The Silicon Review**
  Power Hero is a great opportunity to get in on the EV wave
- **Invest with Passion**
  Innovations Happening in the Electric Vehicle Charging Space
- **Insider**
  Power Hero to Launch PowerPac Home Charging Solution for Electric Vehicles
- **CIO Bulletin**
  Power Hero is a California-based EV charging company developing solutions for a smarter grid for everyone
- **Autotech Outlook**
  Power Hero: Making EV Charging Easy and Accessible For All

TEAM



Esmond Goei, CEO, Chairman & Co-Founder
Seasoned entrepreneur & investor with 6 exits. 30+ years of experience leading startups & turnarounds in diverse industries including fiber optics, multimedia messaging, healthcare, organic baby food, & electronics toys. Investment portfolio consistently yields high returns, including a company that achieved unicorn status. Electrical engineer with an MBA from Western University.



Rob Kent, CMO, Vice-Chairman & Co-Founder
Innovative leader in the medical device sector, specializing in IoT. Former CEO of O2 Concepts, a manufacturer of networked portable home oxygen devices. Drove 5X growth & the deployment of over 20,000 units through a collaboration with Verizon. BS in Economics from the US Naval Academy. MBA from UC Irvine.



Troy Helming, Director & Strategic Advisor
3x entrepreneur, clean energy pioneer, & CEO of EarthGrid, Author of "The Clean Power Revolution." Founder of TradeWind, the top Wind Developer in the USA in 2017 with an economic impact of over $10B to date, & Pristine Sun, which developed 350 solar projects with a combined market value of $1B. Inventor of the Red Gopher robotic tunneling technology & an innovative floating solar system. 40+ clean energy patents.



Howard Kim, Director & Corporate Advisor
Communications veteran with 30+ years of experience. Former Managing Director of Asia-Pacific (APAC) Operations at Sycamore Networks, VP & General Manager of APAC Operations for Hypercom Network Systems, & Regional Director of Sales for APAC Operations at Cascade Communications (acquired by Lucent Technologies). Advisor to Hitachi Japan on global M&A and investments for 10 years. BS in Electrical Engineering from Texas A&M University. MBA from the University of Phoenix.



Armando Castro, Director & Legal Advisor
Partner with Pillsbury Winthrop Shaw Pittman LLP since 2014. Expertise in financial technologies & payment systems, cyber security, software, & wireless technologies. Portfolio of high profile clients including Facebook, Chevron, & Deutsche Bank. Stanford Graduate. JD from Loyola Marymount. Certified public accountant (CPA).



Curt Pringle, Board of Directors
Highly experienced consultant with 30+ years in land use, public relations, & government affairs. Two-time Mayor of Anaheim and former Speaker of the California State Assembly. Developed the Anaheim Resort District– home to Disneyland Resort & Anaheim Convention Center. Distinguished Fellow at the UCI Department of Planning, Policy & Design; Senior Fellow for the UCLA School of Public Affairs; Bachelor's in Business Administration. MPA from California State University, Long Beach.

USE OF PROCEEDS

If the offering's maximum amount of $614,000 is raised:

Use	Value	% of Proceeds
Product Development	$200,000	32.6%
Hiring & Payroll	$310,000	50.5%
General & Administrative	$73,914	12.0%
Intermediary fees	$30,086	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Power Hero Corp.. This offering must raise at least $10,000 by September 15, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Power Hero may issue additional securities to raise up to $614,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

15,413,144 shares
× $1 per share

$15,413,144 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on February 21, 2023
- Form C/A on April 21, 2023
- Form C/A on April 27, 2023
- Form C/A on May 17, 2023
- Form C/A on May 23, 2023
- Form C/A on July 12, 2023
- Form C/A on August 18, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter

UPDATES

Aug 25, 2023 • $250K RAISED... MORE THAN JUST A NUMBER Our...

Aug 23, 2023 • EARTH, THE LAST FRONTIER Congratulations to...

Aug 23, 2023 • IMPACT OF HURRICANES AND EARTHQUAKE ON POWER...

Aug 21, 2023 • THERE'S HOPE The Ozone layer around our planet...

Aug 18, 2023 • DON'T MISS THE BOAT!! In June 2010, Tesla's...

Aug 18, 2023 • Filed Form C/A

Aug 17, 2023 • SAY WHAT.... Another far-reaching patent...

Aug 15, 2023 • WHY APARTMENT EV CHARGING MATTERS 68% of...

Aug 10, 2023 • WHEN YOUR WEBINAR GOES TOO FAR In our last...

Aug 8, 2023 • IT'S HAPPENING TODAY! REMINDER FOR THE LIVE...

Aug 4, 2023 • DON'T FORGET TO REGISTER!! Make sure to mark...

Aug 3, 2023 • WHAT'S AT STAKE McKinsey & Company, a leading...

Aug 2, 2023 • WHY MANY APARTMENT RENTERS WON'T BUY ELECTRIC...

Aug 1, 2023 • HAVE YOUR SAY Your investment is telling! It...

Jul 31, 2023 • TOP 5 INVESTMENT STRATEGIES One of the top 5...

Jul 30, 2023 • WHY INVEST IN POWER HERO...

Jul 28, 2023 • DON'T MISS OUR UPCOMING WEBINAR!! If you...

Jul 26, 2023 • THE DEMAND NEVER ENDS!! The objective for...

Jul 24, 2023 • UNICORN FOUNDER AGREES: UNCONTESTED MARKETS...

Jul 21, 2023 • THREE CALIFORNIA PILOT CITIES . . . SO WHAT? It is...

Jul 20, 2023 WHAT IF THE GRID GETS HACKED ? The headlines...

Jul 17, 2023 POWERPAC FOR EMPLOYERS??!! We are seeing a lot...

Jul 14, 2023 WHY INVEST IN POWER HERO? We are very excited...

Jul 13, 2023 WHAT A WEBINAR!! We were very excited to share...

Jul 12, 2023 Filed Form C/A

Jul 11, 2023 LET'S DIVE INTO REVENUE MODELS Join us...

Jul 6, 2023 TIME TO GET DOWN AND DIRTY! Join us on...

Jul 3, 2023 200,000 REASONS TO CELEBRATE! As we prepare to...

Jun 30, 2023 THE SPIRIT OF INDEPENDENCE Join us this...

Jun 28, 2023 FIND OUT WHAT YOU MISSED!! Did you miss out on...

Jun 27, 2023 UNICORN AMBITIONS In our last webinar we...

Jun 27, 2023 DON'T FORGET TO REGISTER!! Register now for...

Jun 23, 2023 YOU'RE THE BEST... WE ARE HUMBLED. Since our...

Jun 22, 2023 HEAR YE ! HEAR YE ! We cordially invite you...

Jun 19, 2023 150K RAISED AND GROWING FAST!!! Excited to...

Jun 16, 2023 INVESTOR WEBINAR - JUNE 27TH Join us for our...

Jun 14, 2023 Hey Netcapital! We're Way Over $100K! Anyway,...

Jun 12, 2023 POWERPAC BENEFITS FOR NON-EV...

Jun 9, 2023 WE GOT IT WRONG This is something we realized...

Jun 7, 2023 Power Hero Appoints Former House Speaker of...

Jun 6, 2023 • Don't forget to register for our Live Q&A Panel...

Jun 1, 2023 • Don't miss our Netcapital Q&A Webinar on June...

May 26, 2023 • WHAT DOES THIS UNICORN FOUNDER HAVE TO SAY...

May 24, 2023 • BANNER MONTH FOR POWER HERO AS WE HIT $100K...

May 23, 2023 • Filed Form C/A

May 19, 2023 • POWER HERO APPOINTS UNICORN FOUNDER TROY...

May 17, 2023 • Filed Form C/A

Apr 27, 2023 • Filed Form C/A

Apr 21, 2023 • POWERPAC PATENT APPROVED!! Today the USPTO...

Apr 21, 2023 • Filed Form C/A

Apr 19, 2023 • CALIFORNIA - A HUGE OPPORTUNITY - THANK YOU...

Apr 12, 2023 • DISTRIBUTION AND INSTALLATION PARTNER - NEW...

Mar 28, 2023 • ANOTHER ENDORSEMENT - CITY OF SEAL BEACH,...

Mar 24, 2023 • CITY OF LA VERNE CALIFORNIA - ENDORSEMENT AND...

Mar 22, 2023 • How to Revolutionize an Industry Leveraging...

Mar 14, 2023 • SVB - No Impact on Power Hero! We are happy to...

Mar 10, 2023 • FEEDBACK FROM CITIES AND YOU! We've been...

Mar 7, 2023 • WE ARE NOW A VERIZON PARTNER! We are proud to...

Mar 3, 2023 • Thank You Investors For A Great First Week Of...

Mar 1, 2023 • Patent Granted! We are pleased to announce...

Feb 21, 2023 • Primary offering of 614,000 shares at $1

Feb 21, 2023 • Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

hello@netcapital.com
+1 (617)-231-9270

Netcapital Systems ("Netcapital") is a software development company and is neither a funding portal nor a broker-dealer. Netcapital operates this web site. Sections of the web site are used by Netcapital Funding Portal Inc. to conduct all 4(a)(6) offerings as a funding portal registered with the SEC and is a member of FINRA. Sections of the web site are also used by a registered broker dealer to conduct all 506(c) offerings as a broker-dealer registered with the SEC and as a member of FINRA. None of these companies provide investment advice or make investment recommendations; nothing we post to this web site should be construed as such. Use of this web site constitutes acceptance of Netcapital's Terms of Service.

Privacy Policy, Copyright Policy, and other agreements